UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2006

Date of Report (Date of earliest event reported)

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

(949) 361-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Company’s 2006 Annual Meeting of Stockholders will be held at Laguna Cliffs Marriott Resort and Spa, 25135 Park Lantern, Dana Point, California 92629, on April 20, 2006, at 2:00 p.m. local time. The proposed date is more than 30 days prior to the date of last year’s annual meeting. In the event a stockholder desires to have a proposal considered for presentation at the 2006 Annual Meeting of Stockholders and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be received at the Company’s principal executive office by March 27, 2006 at 5:00 p.m. local time. Any such proposal must comply with the Company’s amended and restated bylaws and Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

If a stockholder, rather than including a proposal in the Company’s proxy statement as discussed above, commences his or her own proxy solicitation for the 2006 Annual Meeting of Stockholders, or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal or nomination no later than March 27, 2006. If the notice is not received by such date, it will be considered untimely, and the Company will have discretionary voting authority under proxies solicited for the 2006 Annual Meeting of Stockholders with respect to such proposal if presented at the meeting. Any such notice must comply with the Company’s amended and restated bylaws.

Proposals and notices should be directed to the attention of Secretary, BIOLASE Technology, Inc., 981 Calle Amanecer, San Clemente, California 92673. To avoid disputes as to the date of receipt, the Company suggests that any stockholder proposal be submitted by certified mail, return receipt requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE TECHNOLOGY, INC.

Date: March 13, 2006	By:	/s/ Richard L. Harrison
Richard L. Harrison
Executive Vice President,
Chief Financial Officer & Secretary

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